UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

February 4, 2011
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

This is the first page of a 3 page document.

Item 8.01 – Other Events

Wiley to Record Bad Debt Expense of $9 Million Pre-Tax in Connection with Borders

Based upon the status of our current business relationship with Borders Group Inc. and potential future adverse financial events that may affect this customer, Wiley will record a pre-tax bad debt expense of approximately $9 million (after-tax $6 million or $0.10 per share) in the third quarter of fiscal year 2011.  This net charge represents the difference between Wiley’s outstanding receivable with Borders and our expectation of potential offsets and recoveries in the future, and existing reserves for this customer.  No additional charge or bad debt expense with respect to Borders is anticipated.  Wiley ceased shipping to Borders in December.

Management will provide additional information and respond to questions at its next scheduled conference call in conjunction with its third quarter earnings release on March 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
Registrant

By	/s/ William J. Pesce
William J. Pesce
President and Chief Executive Officer

By	/s/ Ellis E. Cousens
Ellis E. Cousens
Executive Vice President and
Chief Financial & Operations Officer

Dated: February 4, 2011